UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

YZAPP INTERNATIONAL INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

#500, Park Place, 666 Burrard Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3P6 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-111696 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-111696, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Common Stock Certificate
5.1	Opinion of Dennis Brovarone, Attorney at Law
10.1	Agreement and Plan of Reorganization
10.2	Inglenet Professional Services Agreement
10.3	Sawka Group Agreement
10.4	Waiver of Compensation by Brian Jaggard
23.1	Consent of Dennis Brovarone, Attorney at Law (see opinion)
23.2	Consent of N.I. Cameron Inc., Chartered Accountants
99.1	Subscription Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YZAPP INTERNATIONAL INC.

/s/ Brian Jaggard

By: Brian Jaggard

President, Chief Executive Officer,

Chief Financial Officer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: November 7, 2007

CW1504272.1